Testing the Waters Materials Related to Series #05RODGERS

From the Rally App:

## #05RODGERS

# '05 SP AUTHENTIC AARON RODGERS ROOKIE CARD

THIS INITIAL OFFERING IS COMING SOON!

9.5

## CURRENT VALUE: $56,000

OFFERING FOR THIS ASSET IS NOT YET SCHEDULED. CHECK BACK SOON

DETAILS GALLERY LEGAL

DESCRIPTION OF SERIES 2005 AARON RODGERS ROOKIE CARD

Investment Overview

•Upon completion of the Series #05RODGERS Offering, Series #05RODGERS will purchase a 2005 SP Authentic #252 Aaron Rodgers Autographed Jersey Rookie Card graded BGS 9.5 for Series #05RODGERS (The “Series 2005 Aaron Rodgers Rookie Card” or the “Underlying Asset” with respect to Series #05RODGERS, as applicable), the specifications of which are set forth below.

•The Upper Deck Company, LLC., is a private company founded in 1988 that specializes in the production of trading cards. Upper Deck has issued SP Authentic cards in football, baseball, hockey, and other sports beginning in 1993.

•Aaron Rodgers is an NFL quarterback who has played 16 seasons for the Green Bay Packers, winning a Super Bowl, 3 MVPs, and being named to 9 All-Pro Teams.

•The Underlying Asset is a 2005 SP Authentic #252 Aaron Rodgers Autographed Jersey Rookie Card graded BGS 9.5.

Asset Description

Overview & Authentication

•Aaron Rodgers was born on December 2, 1983, in Chico, California.

•Rodgers attended the University of California at Berkeley, playing a total of 25 games over two seasons, finishing 9th in Heisman voting in 2004.

•The Green Bay Packers drafted Rodgers with the 24th overall pick in the 2005 NFL Draft.

•For the first three seasons of Rodgers’ career, he was the back-up quarterback to Brett Favre, who has since been inducted into the Hall of Fame.

•In 2008, Favre left Green Bay and Rodgers took over as the starting quarterback, throwing for 4,038 yards and posting a touchdown-to-interception ratio of 28-13.

•In 2010, Rodgers led the Packers to a Super Bowl victory, throwing for 304 yards, 3 touchdowns, and zero interceptions. Rodgers was awarded Super Bowl MVP.

•In 2011, Rodgers won his first MVP award, throwing for 4,643 yards, 45 touchdowns, and just 6 interceptions.

•In 2014, Rodgers won his second MVP award, throwing for 4,381 yards, 38 touchdowns, and just 5 interceptions.

•In 2020, Rodgers won his third MVP award, throwing for 4,299 yards, a league-leading 48 touchdowns, and just 5 interceptions.

•After his latest MVP, Bleacher Report wrote the following about Rodgers: “On Saturday night, Green Bay Packers quarterback Aaron Rodgers officially joined the category of great quarterbacks with Hall of Fame credentials who haven't achieved the team-level accomplishments you'd expect.”

•Rodgers is one of five quarterbacks to win more than two MVPs (along with Tom Brady, Johnny Unitas, Brett Favre, and Peyton Manning).

•Cardboard Connection ranked the 2005 SP Authentic #252 Aaron Rodgers Autographed Jersey Rookie Card number one in their list of Aaron Rodgers Rookie Cards: “Simple and elegant, 2005 SP Authentic brings collectors the top overall Aaron Rodgers rookie card.”

•The Underlying Asset has been issued a grade of GEM MINT 9.5 by Beckett Grading Services (BGS) with Certification No. 0006450445.

Notable Features

•The Underlying Asset is a 2005 SP Authentic #252 Aaron Rodgers Autographed Jersey Rookie Card graded BGS 9.5.

•The Underlying Asset’s BGS Condition Report consists of the following grades: Centering: 9.5, Corners: 9, Edges: 9.5, Surface: 9.5.

•The Underlying Asset is 1 of 12 2005 SP Authentic #252 Aaron Rodgers Rookie Card examples graded BGS 9.5 with 0 graded higher.

•The Underlying Asset comes from a print-run of 99.

•The Underlying Asset features a signature from Rodgers as well as a game-used patch.

Notable Defects

•The Underlying Asset’s condition is consistent with its condition grade from BGS.

Details

Series 2005 Aaron Rodgers Rookie Card
Sport	Football
Professional League	NFL
Player	Aaron Rodgers
Team	Green Bay Packers
Year / Season	2005
Memorabilia Type	Trading Card
Manufacturer	Upper Deck
Print-run	/99
Rarity	1 of 12 (BGS 9.5)
Number in Set	#252
Authentication	Beckett Grading Services (BGS)
Grade	9.5
Grade (Centering)	9.5
Grade (Corners)	9
Grade (Edges)	9.5
Grade (Surface)	9.5
Grade (Autograph)	10
Certification No.	0006450445

Depreciation

The Company treats Memorabilia Assets as collectible and therefore will not depreciate or amortize the Series 2005 Aaron Rodgers Rookie Card going forward.

#05RODGERS | $56K

# COMPARABLE ASSET VALUE

ASSET VALUE
**+350.4%**

TRANSACTIONS
**3**

## #05RODGERS | *Visuals*

#05RODGERS features Rodgers' blue-penned signature beneath an embedded jersey patch.

LAUNCH GALLERY ›

#05RODGERS | *Timeline*

Dec. 1983 Aaron Rodgers is born in Chico, California.

Dec. 2004 Rodgers loses his final collegiate game against Texas Tech in the Holiday Bowl, ending his career at the University of California, Berkeley.

Apr. 2005 The Green Bay Packers pick Aaron Rodgers 24th overall in the NFL Draft.

Jul. 2005 Upper Deck releases their 2005 SP Authentic set. #05RODGERS is printed.

Sep. 2008 After spending his first three seasons as the second-string quarterback to Brett Favre, Rodgers makes his first NFL start.